Exhibit 10.39.4

MASTER SUB-ADVISORY AGREEMENT

ADDENDUM ONE

This Master Sub-Advisory Agreement Addendum One is made this 24th day of November, 2015 (this “Addendum”), by and among Athene Asset Management, L.P., a Cayman Islands exempted limited partnership (the “Investment Manager”), and Apollo Emerging Markets, LLC, a Delaware limited liability company (“AEM”), pursuant to that certain Amended and Restated Master Sub-Advisory Agreement, effective as of April 1, 2014 (as further amended, supplemented or modified from time to time, the “Master Sub-Advisory Agreement”) by and among the Investment Manager and AEM, Apollo Capital Management, L.P., a Delaware limited partnership (“ACM”), Apollo Global Real Estate Management, L.P., a Delaware limited partnership (“AGREM”), Apollo Longevity, LLC, a Delaware limited liability company (“ALL”), Apollo Royalties Management, LLC, a Delaware limited liability company (“AR”) and ARM Manager LLC, a Delaware limited liability company (“ARM” and, together with AEM, ACM, AGREM, AR, ARM and ALL, the “Sub-Advisors”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Master Sub-Advisory Agreement.

WHEREAS, the Investment Manager and the Sub-Advisors entered into the Master Sub-Advisory Agreement pursuant to which the Investment Manager retained the Sub-Advisors to manage an investment portfolio of one or more Accounts;

WHEREAS, pursuant to Section 2(k) of the Master Sub-Advisory Agreement, the Investment Manager and AEM entered into an arrangement whereby AEM may execute certain transactions for the Accounts in accordance with the Investment Guidelines set forth on Schedule 3 the Master Sub-Advisory Agreement;

WHEREAS, the Investment Manager and AEM desire to the amend and restate the Investment Guidelines as set forth on Exhibit A attached hereto; and

WHEREAS, this Addendum shall be attached to, amend and become a part of the Master Sub-Advisory Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Schedule 3 of the Master Sub-Advisory Agreement. Schedule 3 of the Master Sub-Advisory Agreement is hereby deleted and replaced in its entirety with the attached Exhibit A hereto.

2. Addendum to Master Sub-Advisory Agreement. This Addendum constitutes an Addendum to the Master Sub-Advisory Agreement (as such term is defined in Section 1 of the Master Sub-Advisory Agreement). This Addendum shall be deemed to be attached to, amend and become a part of the Master Sub-Advisory Agreement and the terms of the Master Sub-Advisory Agreement shall be amended, supplemented or modified by the terms of this Addendum as applicable. Any reference to “this Agreement” in the Master Sub-Advisory Agreement shall be deemed to include the terms set forth in this Addendum.

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3. Conflicts. In the event of any conflict or inconsistency between the terms of this Addendum and those of the Master Sub-Advisory Agreement, this Addendum will control.

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IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective duly authorized officers as of the date and year first above written.

ATHENE ASSET MANAGEMENT, L.P.
BY: AAM GP LTD., ITS GENERAL PARTNER

Name:	James R. Belardi
Title:	Chief Executive Officer

APOLLO EMERGING MARKETS, LLC
By:

Name:
Title:

Signature Page to Addendum One

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective duly authorized officers as of the date and year first above written.

ATHENE ASSET MANAGEMENT, L.P.
BY: AAM GP LTD., ITS GENERAL PARTNER

Name:	James R. Belardi
Title:	Chief Executive Officer

APOLLO EMERGING MARKETS, LLC
By:

Name:	JOSEPH D. GLATT
Title:	VICE PRESIDENT

Signature Page to Addendum One

EXHIBIT A

AEM

Investment Guidelines

1. AEM Investment Discretion. In accordance with Section 2(k) of the Agreement AEM may execute (or facilitate execution of) transactions on behalf of one or more of the Accounts for which AEM acts as Sub-Advisor, whether under this Agreement or a separate sub-advisory agreement with the Investment Manager (collectively, the “AEM Accounts”), without the prior consent of the Investment Manager, so long as:

(a) immediately after giving effect to such transactions, to the knowledge of AEM, the holdings of the AEM Accounts are in compliance with the Investment Guidelines below or as otherwise may be agreed in writing between the Investment Manager and AEM and subject to the terms of this Addendum (as amended or supplemented from time to time by agreement of the Investment Manager and AEM, the “Investment Guidelines”); and

(b) the issuers in such transactions are among the pre-approved list of issuers set forth in Schedule 4 attached hereto (as amended or supplemented from time to time by written agreement of the Investment Manager and AEM, which such written agreement may be in the form of email, the “Approved Issuers List”).

Notwithstanding the foregoing, the Investment Manager may revoke such investment discretion at any time upon notice to AEM. This Schedule 3 and the Schedule 4 attached to the Agreement may otherwise be amended, supplemented or modified from time to time as agreed to in writing solely by the Investment Manager and AEM without a formal amendment to the Agreement. For the avoidance of doubt, AEM shall be required to seek the written consent of the Investment Manager prior to executing any transactions that do not comply with the Investment Guidelines or are not included among the pre-approved classes of transactions on the Approved Issuers List, and the Investment Manager shall approve, decline or ratify such transactions, as applicable, in its sole discretion.

2. Investment Guidelines. The Investment Guidelines set forth herein may be amended, waived or modified only by the written agreement of AEM and the Investment Manager, which such written agreement may be in the form of email, and the Investment Manager may request AEM to make suitable modifications to this Schedule 3 to reflect any change in market or other circumstances or to reflect regulatory requirements of its Clients; provided, that any modification to this Schedule 3 requested by the either party shall become effective only upon agreement by both parties (which such agreement shall not be unreasonably withheld by AEM).

The allocation to the AEM Accounts shall not exceed a market value of $1,000,000,000 (such maximum amount, the “AEM Allocation”) unless otherwise agreed upon in writing between the Investment Manager and AEM, which such written agreement may be in the form of an email. All percentages set forth below shall be calculated on a market value basis as percentages of the AEM Allocation and shall be measured at the time of acquisition and on a continuous basis.

Exhibit A

Investment Limits:

•	Eligible Assets: 100% of the AEM Allocation shall be invested in the debt securities of corporate or sovereign issuers listed on the Approved Issuers List.

•	Eligible Countries: 100% of the invested assets in the AEM Accounts shall be invested in issuers organized in an Emerging Market Country or a Tax Jurisdiction (each as defined below). Unless otherwise agreed upon in writing between the Investment Manager and AEM, which such written agreement may be in the form of an email, (i) an “Emerging Market Country” shall include (a) those countries defined as Emerging Markets in the MSCI Emerging Markets Index (“MSCIEM”) and (b) Morocco, Israel, Hong Kong and Singapore, and (ii) a “Tax Jurisdiction” shall include the following countries: the Cayman Islands, Ireland, Bermuda, Bahamas, British Virgin Islands, Jersey, Liechtenstein, Luxembourg and the Netherlands.

•	Regions: No more than 50% of the AEM Allocation may be invested in any one “region” as defined by the MSCIEM.

•	Countries Limits:

•	No more than 25% of the AEM Allocation may be invested in issuers organized in the same country.

•	No more than 25% of the AEM Allocation may be invested in issuers organized in the Tax Jurisdictions on an aggregate basis.

•	Sectors: Exposure to a single “sector” (as defined in the applicable Bloomberg Industry Classification System (“BICS”)): No more than 25% of the AEM Allocation, except as set forth below with respect to the “financial” sector.

•	Exposure to “financial” sector (as defined in the applicable BICS): No more than 40% of the AEM Allocation.

•	Sublimit for the “banking” subsectors of the “financial sector” (as defined in the applicable BICS): No more than 30% of the AEM Allocation.

•	Sublimit for other subsectors of the “financial” sectors: No more than 12.5% of the AEM Allocation.

•	Ratings Limits: Up to 100% of the AEM allocation shall be invested in debt securities rated Investment Grade (as defined below), except as set forth below with respect to HY Securities (defined below).

•	No more than 15% of the AEM Allocation may be invested HY Securities (as defined below).

•	Single Issuer Limits

•	No more than 5% of the AEM Allocation may be invested in Investment Grade securities of a single issuer.

•	No more than 3% of the AEM Allocation may be invested in HY Securities of a single issuer.

Credit Ratings. “Investment Grade” means an investment which is, (i) if rated by the Securities Valuation Office of the National Association of Insurance Commissioners (the “SVO”), rated Class 1 or 2, and (ii)(A) if rated by one Nationally Recognized Statistical Rating Organization (an “NRSRO”), rated investment grade by such NRSRO, (B) if rated by two NRSROs, rated investment grade by the NRSRO assigning the lower of the two ratings, or (C) if rated by three

Exhibit A

or more NRSROs, rated investment grade by the NRSRO assigning the second lowest rating of the NRSROs. “HY Securities” means debt securities that are rated below Investment Grade but not less than “BB-”. “BB-” means if rated if rated by one NRSRO, a credit rating of at least BB- (or an equivalent rating) by such NRSRO, (B) if rated by two NRSROs, a credit rating of at least BB- (or an equivalent rating) by the NRSRO assigning the lower of the two ratings, or (C) if rated by three or more NRSROs, a credit rating of at least BB- (or equivalent rating rating) by the NRSRO assigning the second lowest rating of the NRSROs. All credit ratings are determined at the time of acquisition but shall be monitored on a continuous basis in accordance with the compliance requirements set forth in the Investment Guidelines.

Tax Considerations. AEM shall only purchase securities on behalf of the AEM Accounts if the issuer (i) is organized in a jurisdiction which, at the time of acquisition of an investment, does not require withholding tax on interest paid to a U.S. tax resident that qualifies for benefits under an applicable tax treaty either pursuant to the domestic laws of the country or pursuant to the relevant tax treaty or (ii) provides for a gross up of any withholding taxes.

Compliance. AEM shall provide written notice, which such written notice may be in the form of email, to the Investment Manager within five (5) business days of its knowledge of the acquisition or establishment of an investment or position that does not comply with the Investment Guidelines and/or Approved Issuers List (including noncompliance described below which does not result from the volitional acts of AEM) at the time of such acquisition or establishment and shall use commercially reasonable efforts to enter into a mutual agreement with the Investment Manager regarding AEM’s resolution of such breach. Notwithstanding the foregoing, to the extent the portfolio becomes noncompliant with the Investment Guidelines due to changes in the market values, maturities, amortization rates, credit ratings or other characteristics of the securities or other instruments after purchase or because of other causes not due to the volitional acts of AEM, AEM shall use commercially reasonable efforts to dispose of such security, or transfer such security within 45 business days of its knowledge of such noncompliance unless a shorter period is requested by the Investment Manager to AEM or such non-compliance is waived in writing by the Investment Manager.

In addition to the reporting requirements set forth on Schedule 5 and the other compliance requirements set forth above, within ten (10) business days of the end of each calendar month, AEM shall also provide to the Investment Manager a statement (a “Compliance Statement”) reporting whether each asset in the AEM Accounts as of the last day of the calendar month subject to such report, and all the assets in the AEM Accounts in aggregate, as of the last day of the calendar month subject to such report, were in compliance with the Investment Guidelines and the Approved Issuers List and the nature, reason and magnitude of noncompliance, if any, with the Investment Guidelines and/or the Approved Issuers List. Such Compliance Statement shall be provided to the Investment Manager via email at legalcomp@athenelp.com.

Exhibit A